                                                                    EXHIBIT 10.7


SHAREHOLDERS AGREEMENT


BETWEEN THE UNDERSIGNED:

-        MASSIMO FOGGINI
         born on April 6th, 1935 at Turin (Italy), of Italian Nationality, residing at Strada Privata Standa Brigida 131, Moncalieri, Italy married under a contract providing for separate ownership of property and, consequently, entitled alone to enter into this agreement.

-        GIOVANNI FOGGINI
         born on November 24, 1939 in Turin (Italy), of Italian Nationality, residing at Corso Einaudi 7, Turin (Italy), married under a contract providing for separate ownership of property and, consequently, entitled alone to enter into this agreement.

-        PAOLO FOGGINI
         born on November 21, 1941 in Turin (Italy), of Italian Nationality, residing at Strada Moncalieri 2, Moncalieri, (Italy), married under a contract providing for separate ownership of property and, consequently, entitled alone to enter into this agreement.

-        MARIA ALBA FOGGINI
         born on July 3, 1943 at Alba (Italy),
         of Italian Nationality,
         residing at Piazza Vittorio Veneto 5, Turin (Italy), married under a contract providing for separate ownership of property and, consequently, entitled alone to enter into this agreement.

All four acting herein jointly & severally,
                                  Herein after collectively the "MINORITY"

                                              On the one hand,
-    THE COMPANIES:

1. "KEY PLASTICS LLC", a company incorporated under the laws of the United States of America, having its registered office at 21333 Haggerty Road, Suite 200 - Novi (48375), Michigan, United States of America.

2. "KEY PLASTICS AUTOMOTIVE LLC", a company incorporated under the laws of United States of America, having its registered office at 21333 Haggerty Road, Suite 200 - Novi (48375), Michigan, United States of America.

3. "KEY PLASTICS INTERNATIONAL LLC", a company incorporated under the laws of United States of America, having its registered office at 21333 Haggerty Road, Suite 200 - Novi (48375), Michigan, United States of America.

         Represented by Mr. Dave BENOIT, acting in its capacity as Chief Executive Office, duly empowered for the purpose of the present agreement by virtue of a decision of Board of Directors dated December 15, 1999, hereinafter collectively called "the MAJORITY",

                                               On the other hand,

                                         hereinafter jointly the "PARTNERS"
 AND

- FOGGINI-KEY EUROPE Sarl, a company governed by the laws and regulations of Luxembourg, with a share capital of 56.057.000 Euros, having its registered office located at Luxembourg L-2453, 16 rue Eugene Ruppert, registered with ......under the number ......,

         represented by Mr. David BENOIT, Mr. Christian COUMANS and Mr. Mark ABBO, acting in their capacity as Manager, duly empowered for the purpose of the present agreement by virtue of the bylaws and the General Constitutive Assembly hereafter called "the COMPANY",

WHEREAS:

By acts in front of Me Joseph ELVINGER, notary in Luxembourg, has been created on February 16 ,1999 the COMPANY with the purpose of detention of participation in various industrial and commercial companies.

At its creation, the MAJORITY brought to the COMPANY its participations in the capital of KEY PLASTICS France SAS in France, KEY PLASTICS UK in the United Kingdom and SANISTAR S.A. Portugal in Portugal by which it carries on its activity of manufacturer and distributor of parts for the car industry in Europe, so that the capital made up of 560.560 shares of category A and 10 of category B, with a par value of 100 Euros, distributed as follows:

-   Key Plastics LLC :               331.890 shares of category A and 10 of
                                     category B
-   Key Plastics Automotive LLC :    124.335 shares of category A
-   Key Plastics International LLC : 124.335 shares of category A

By capital increase, shares transfers and contributions, the MINORITY has transferred to the COMPANY, directly or by interposed subsidiary companies, the totality of its participation in its group (companies 4 to 14 hereinafter) and through which it also carried out an activity of manufacturer and distributor of parts for the car industry in Europe.

So that, following these operations, the Buyer shall control, directly or indirectly:

1. 100% of the capital in the FOGGINI GROUPE S.A. Company, a French joint stock company with a share capital of FRF 26,000,000;
2. 100% of the capital of the FOGGINI SA Company (Suisse), a Swiss joint stock company with a capital of SFR 500,000.
3. 100% of the capital of the FOGGINI DEUTSCHLAND GmbH Company, a German limited liability company.
4.  100% of the capital of the FOGGINI IBERICA SL Company, a Spanish company.
5. 100% of the capital of the FOGGINI France Company SA, a French joint stock company with a capital of FRF 70,000,000
6.  51% of the capital of the FOGGINI BOHEMIA s.r.o. a Czechoslovakian company.
7. 100% of the capital of the FOGGINI & C Srl. Company, an Italian limited liability company with a capital of Italian Lira 4.000,000,000.
8. 100% of the capital of the FOGGINI PROGETTI Srl. Company, an Italian limited liability company with a capital of Italian Lire 20,000,000.
9. 100% of the capital of the RADICAR Srl. Company, an Italian limited liability company with a capital of Italian Lira 99,000,000.
10. 100% of the capital of the CORIL SA Company, a Swiss joint stock company with a capital of 600.000 Suiss Francs.;
11. 51% of the capital of the ELMEG Srl Company, an Italian limited liability company with a capital of Lira 99,000,000.

In consideration of the execution of this contract the Buyer shall directly or indirectly control of:

12. 99.9% of the capital of KEY PLASTICS France SAS,
13. 99.9% of the capital of KEY PLASTICS INTERNATIONAL SAS in France;
14. 99.99% of the capital of KEY PLASTICS in United Kingdom;
15. 99.97% of the capital of MAP SANISTAR ACCESSORIOS LDA, in Portugal;
16. 99.99% of the capital of MAPKEY MATERIAS PLASTICAS S.A., in Portugal;



Moreover, the MAJORITY has transferred its 10 shares of category B in the COMPANY.

After completion of the aforementioned operations, the capital of the COMPANY, increased of 86,241,500 Euros, made up of 560,560shares of category A and of
301,855 shares        of category B, is held in a proportion of 65% by the
MAJORITY (totality of the A shares and 10 B shares) and 35% by the MINORITY (balance of the B shares)

In this context, the parties have agreed to establish this SHAREHOLDERS AGREEMENT to supplement the provisions of the statutes of the COMPANY in view of answering the wishes of the MINORITY.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

ARTICLE 1 INFORMATION CLAUSE

Without prejudice to the right of information allowed by law and the statutes to all the partners of the COMPANY, the COMPANY, the MAJORITY and the MINORITY, without prejudice to respective laws applicable to the different companies, warrant that the Council of the Managers of the COMPANY inform the PARTNERS in the following manner:

In addition to information required, in accordance with the Law or with the statutes, to be communicated to all PARTNERS, the Council of the Managers will communicate to the PARTNERS the following documents and information relating to the Company as well as its subsidiary companies:

- each year at the beginning of the fiscal year, the annual budgets and the financing plan.

- each year, accounts and balance sheet, schedules and other documents presented to the annual general meeting, concomitantly to their sending to the holders of the capital of each company of the group.

- every 6 months, an intermediate balance situation (summarized balance sheet and accounts), as well as information on the evolution of the Company and of its subsidiary companies.

-   every 3 months, the turnover of the companies of the group.

Moreover, it is agreed to convene the Council of the Managers at least twice per year

ARTICLE 2 -  PARTICULAR COMMITMENT

The MAJORITY, the MINORITY and the COMPANY undertake to take all necessary steps to allow the proper application of the statutory provisions and more particularly that:

- it is not brought to the conditions under which the COMPANY and its subsidiary companies carry on their activity any modifications having for effect to unduly divert from the scope of calculation of the consolidated result of the COMPANY a part of the result arrived at by these companies, in particular in the event of a transfer, in ownership or usage, in any form, of whole or part of the tangible and intangible assets of these companies

- the specific majority provisions applicable of the Council of the Managers, such as they appear in articles 12. of the statutes of the COMPANY (a copy of which is annexed hereafter) are also applicable to the decisions taken within subsidiary companies of the COMPANY, even though the Manager of the COMPANY representing the MINORITY does not have a seat in the aforementioned subsidiary companies.

    For the application of these dispositions, the manager of the COMPANY representing the MINORITY will be directly informed by a representative of the COMPANY in the concerned company, by registered letter with acknowledgement of receipt, of any operation entering the applicability of the aforesaid majority provisions. He will communicate his position, also by registered letter with acknowledgement receipt or via fax, within five clear days of reception of the notification letter or via fax, a lack of response from him being then deemed acceptance, which the parties hereto accept expressly, it being understood that his position shall have no bearing on the decision process within the concerned company but shall commit the MAJORITY in their relationships with the MINORITY..

ARTICLE 3 - WARRANTY

Moreover, the MAJORITY WARRANTS respect by the COMPANY of its commitments in respect hereto.

ARTICLE  4 -  CLAUSE OF CONFIDENTIALITY

The PARTNERS undertake not to reveal nor to give any account of any document or information which would have been be transmitted to them in respect hereof, with the exception of information demands from authorities.

This article will remain valid even after the term hereof.

ARTICLE  5 - VALIDITY

Except as concerns the confidentiality clause, the undertakings of the parties hereto will terminate as soon as the MINORITY ceases holding at least 35% of the capital of the COMPANY.

By anticipation, it is also envisaged that the effects of this agreement will cease the day when the shares of the Company will be registered on a stock market..

ARTICLE 6 - INDEMNIFICATION
Key Plastics and/or any other company of its Group undertake to indemnify the Minority of any loss who they may suffer in relation to the guarantee above indicated which have been given by Key LLC to Foggini Key Europe Sarl.

ARTICLE  7 - TRANSMISSION OF COMMITMENT - DURATION

The heirs, recipients and right holders of the PARTNERS will be jointly and severally held to entire execution hereof by the simple fact of the transmission at their profit of ownership, of usage or usufruct of the shares of the COMPANY.


ARTICLE 8  - RESOLUTION OF THE LITIGATIONS

The present Agreement is submitted to the Luxembourg Law.

All litigation, without exception, relating to the validity, the interpretation or the execution of this convention will be subjected to the Courts of competent jurisdiction of Luxembourg.


ARTICLE 9 - ELECTION OF RESIDENCE

For the application hereof , each party elects residence as indicated hereinabove..

Without prejudice of the execution of this agreement the parties and the Companies expressly confirm their agreement in accordance to the terms set fort by article nine of Protocol of Brussels Convention of 27/09/1968.

Signed at

On 29th March 1999